Exhibit 99.1

Contact: Charles Lambert
Finance Director
Medical Properties Trust
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC.
REPORTS THIRD QUARTER 2008 RESULTS
Reports Normalized FFO of $0.30 per Diluted Share;
Enters New Lease Agreement for Shasta Regional Medical Center
          Birmingham, Ala., November 6, 2008 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter and nine months ended September 30, 2008.
HIGHLIGHTS
During the third quarter 2008, the Company:
•	Posted third quarter normalized Funds from Operations (“FFO”) of approximately $19.7 million or $0.30 per diluted share and Adjusted Funds from Operations (“AFFO”) of $20.9 million or $0.32 per diluted share;

•	Delivered a 54.5% increase in total revenues year-over-year;

•	Paid a third quarter cash dividend of $0.27 per common share on October 16, 2008;

•	Completed the acquisition of the two remaining facilities in the previously disclosed $357.2 million, 20-property portfolio acquisition, increasing total assets to $1.3 billion;
More recently:
•	The Company entered into a new long-term lease agreement for its Shasta Regional Medical Center in Redding, California, obtaining an ownership interest in the new operator as part of the lease agreement;

•	Achieved positive operating earnings at Monroe Hospital;

•	Agreed in principle to the restructuring of the investment in the DSI of Bucks County hospital to give MPT an interest in the operating entity.

     Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer, commented, “During the quarter, we made significant progress in regards to our Shasta, Bucks County and Monroe facilities, including the new long-term lease agreement we just announced at Shasta. Our management team utilized its considerable healthcare expertise to implement this creative transaction structuring, taking advantage of the recent changes to REIT regulations. The new agreement’s participation features are expected to generate additional income to the Company of up to $20 million over the lease term, although our expectation is that we will earn that in the earlier years of the lease. This operating income is over and above the base rents from real estate that we will realize during the lease term; these rental revenues are based on an initial rate of 9.25% of the $63 million lease base and increase annually at a 2.0% rate generating a GAAP lease rate of 10.1%. Moreover, if the operator elects to purchase the property, we will receive an additional $3.0 million over what we paid for the facilities.”
     “We have negotiated a structure with similar features for our Bucks County facility. In addition to the current rental revenues from our hospital real estate investment, we expect to earn significant operating income from our 15% interest in the Bucks County operating company. Also, our strategies at Monroe Hospital have now resulted in positive operating earnings, making our investment more attractive to potential purchasers or lessors. Through initiatives such as these, we continue to harvest the value we’ve created in our $1.3 billion portfolio to provide incremental capital for continuing investment and liquidity improvement.”
OPERATING RESULTS
          Normalized FFO for the third quarter 2008 was approximately $19.7 million or $0.30 per diluted share, compared with $14.9 million or $0.30 per diluted share for the third quarter 2007. AFFO for the quarter was $20.9 million or $0.32 per diluted share, compared with $13.3 million or $0.27 per diluted share for the third quarter 2007. Normalized FFO and AFFO for the third quarter 2008 excluded a non-cash $1.5 million write-off of accrued straight-line rent related to the new lease for Shasta Regional Medical Center and the recent closure of the River Oaks hospital. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 65.2 million for the quarter ended September 30, 2008, from 49.4 million for the same period in 2007.
          Net income for the third quarter 2008 was approximately $7.5 million or $0.12 per diluted share, compared with $11.6 million or $0.24 per diluted share for the year ago period. In the quarter, the Company accelerated the amortization of the lease intangibles associated with the River Oaks and Shasta hospitals, resulting in non-cash charges of approximately $1.8 million and $2.7 million, respectively.

          For the first nine months of 2008, the Company reported normalized FFO of $59.9 million or $0.98 per diluted share, compared with $39.3 million or $0.83 per diluted share for the same period in 2007. AFFO for the first nine months of 2008 was $61.8 million or $1.01 per diluted share, compared with $36.9 million or $0.78 per diluted share for the same period in 2007. Net income for the first nine months of 2008 was $32.6 million or $0.53 per diluted share compared with $33.4 million or $0.71 per diluted share for the same period a year ago. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 61.2 million for the nine months ended September 30, 2008, from 47.2 million for the same period in 2007.
          Normalized FFO and AFFO for the nine-months ended September 30, 2008 excludes: (1) an $11.1 million ($0.18 per share) non-cash write-off of accrued straight-line rent related to three Vibra properties that were sold during the second quarter and $1.5 million of accrued straight-line rent related to the new lease at the Shasta Regional Medical Center and the recent closure of the River Oaks Hospital; (2) a $3.2 million write-off of deferred financing costs related to an interim facility that was committed by a syndicate of banks in March 2008, but not utilized, to facilitate the recent portfolio acquisition, and (3) a $2.1 million write-off of receivables of discontinued operations in the second quarter. Additionally, normalized FFO included a $7.0 million ($0.11 per share) early lease termination fee received from Vibra Healthcare in the second quarter.
          The Company reported total revenues of $33.1 million for the three months ended September 30, 2008, a gain of 54.5% percent over total revenues of $21.4 million for the same period a year ago. For the nine months ended September 30, 2008 total revenues were $87.6 million, an increase of 52.5% compared with $57.4 million in 2007.
PORTFOLIO UPDATE
          At September 30, 2008, the Company had total real estate assets of approximately $1.1 billion, a 34% increase for the nine-month period ended September 30, 2008. At the end of this same period, the Company’s real estate portfolio included 49 healthcare properties in 21 states. A total of 46 facilities are owned by the Company and leased to 14 tenants. These include 24 general acute care hospitals, 13 long-term acute care hospitals, six inpatient rehabilitation hospitals and six wellness centers. The remaining three assets are in the form of first mortgage loans on general acute care facilities leased to two operators.
CONFERENCE CALL AND WEBCAST
          The Company has scheduled a conference call and webcast for Thursday, November 6, 2008 at 11:00 a.m. Eastern Time in order to present the Company’s financial and operating results for the quarter and nine months ended September 30, 2008. The dial-in number for the conference call is (800) 901-5247 (U.S.) and (617) 786-4501 (International), and the passcode is 18839689. Participants may also access the call via webcast at www.medicalpropertiestrust.com. A dial-in and webcast replay of the call will be available shortly after completion of the call. Callers may dial (888) 286-8010 (U.S.) or (617) 801-6888 (International), and use passcode 17818399 for the replay.

About Medical Properties Trust, Inc.
          Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements, which include, but are not limited to, statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income, the sale of the New Bedford Rehabilitation Hospital, the restructuring of the Company’s investment in DSI of Bucks County, the payment of future dividends, if any, acquisition of healthcare real estate, completion of additional debt arrangements, the capacity of the Company’s tenants to meet the terms of their agreements, the level of general and administrative expense, and additional investments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2007 as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$950,627,693	$568,552,263
Mortgage loans	185,000,000	185,000,000
Real estate held for sale	—	81,411,361

Gross investment in real estate assets	1,135,627,693	834,963,624
Accumulated depreciation and amortization	(34,262,791)	(14,772,109)

Net investment in real estate assets	1,101,364,902	820,191,515

Cash and cash equivalents	9,611,295	94,215,134
Interest and rent receivable	18,748,244	10,234,436
Straight-line rent receivable	19,739,430	14,855,564
Other loans	132,610,833	80,758,273
Assets of discontinued operations	2,284,808	13,227,885
Other assets	14,191,857	18,177,879

Total Assets	$1,298,551,369	$1,051,660,686

Liabilities and Stockholders’ Equity
Liabilities
Debt	$605,402,250	$480,525,166
Accounts payable and accrued expenses	31,828,966	21,091,374
Deferred revenue	19,417,133	20,839,338
Lease deposits and other obligations to tenants	13,181,813	16,006,813

Total liabilities	669,830,162	538,462,691

Minority Interests	259,065	77,552

Stockholders’ equity Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding - 65,019,958 shares at September 30, 2008, and 52,133,207 shares at December 31, 2007	65,020	52,133
Additional paid in capital	673,905,948	540,501,058
Cumulative distributions in excess of retained earnings	(45,246,483)	(27,170,405)
Treasury shares, at cost	(262,343)	(262,343)

Total stockholders’ equity	628,462,142	513,120,443

Total Liabilities and Stockholders’ Equity	$1,298,551,369	$1,051,660,686

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues
Rent billed	$24,332,020	$11,354,626	$60,649,047	$28,705,638
Straight-line rent	767,587	3,255,943	4,707,365	6,583,049
Interest and fee income	8,017,794	6,818,508	22,272,371	22,159,241

Total revenues	33,117,401	21,429,077	87,628,783	57,447,928

Expenses
Real estate depreciation and amortization	10,624,796	2,696,733	19,489,813	6,893,140
General and administrative	4,990,826	3,451,383	14,177,277	11,052,053

Total operating expenses	15,615,622	6,148,116	33,667,090	17,945,193

Operating income	17,501,779	15,280,961	53,961,693	39,502,735
Other income (expense)
Interest and other income (expense)	(55,452)	82,535	44,918	357,648
Interest expense	(10,355,674)	(6,939,290)	(29,879,228)	(17,334,164)

Net other expense	(10,411,126)	(6,856,755)	(29,834,310)	(16,976,516)

Income from continuing operations	7,090,653	8,424,206	24,127,383	22,526,219
Income from discontinued operations	411,559	3,222,440	8,449,271	10,835,960

Net income	$7,502,212	$11,646,646	$32,576,654	$33,362,179

Net Income per common share — basic:
Income from continuing operations	$0.11	$0.17	$0.39	$0.48
Income from discontinued operations	0.01	0.07	0.14	0.23

Net income	$0.12	$0.24	$0.53	$0.71

Net Income per share — diluted:
Income from continuing operations	$0.11	$0.17	$0.39	$0.48
Income from discontinued operations	0.01	0.07	0.14	0.23

Net income	$0.12	$0.24	$0.53	$0.71

Weighted average shares outstanding — basic	65,059,876	49,071,806	61,088,284	47,000,508
Weighted average shares outstanding - diluted	65,177,364	49,371,555	61,235,214	47,211,611

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
FFO information
Net income	$7,502,212	$11,646,646	$32,576,654	$33,362,179
Depreciation and amortization
Continuing operations	10,624,796	2,696,733	19,489,813	6,893,140
Discontinued operations	—	568,248	758,453	1,761,388
Gain on sale of real estate	1,644	—	(9,326,291)	(4,310,173)

Funds from operations	$18,128,652	$14,911,627	$43,498,629	$37,706,534

Write-off of straight-line rent	1,530,230	—	11,078,789	1,551,112
Write-off of deferred financing costs	—	—	3,185,250	—
Write-off of discontinued operations receivables	—	—	2,099,027	—

Normalized funds from operations	$19,658,882	$14,911,627	$59,861,695	$39,257,646

Share-based compensation	1,461,691	1,087,978	5,131,641	2,665,989
Deferred financing costs amortization	569,828	597,266	1,469,300	1,558,512
Straight-line rent revenue	(767,587)	(3,255,943)	(4,707,365)	(6,583,049)

Adjusted funds from operations	$20,922,814	$13,340,928	$61,755,271	$36,899,098

Per diluted share data:
Net income	$0.12	$0.24	$0.53	$0.71
Depreciation and amortization
Continuing operations	0.16	0.05	0.32	0.14
Discontinued operations	—	0.01	0.01	0.04
Gain on sale of real estate	—	—	(0.15)	(0.09)

Funds from operations	$0.28	$0.30	$0.71	$0.80

Write-off of straight-line rent	0.02	—	0.18	0.03
Write-off of deferred financing costs	—	—	0.06	—
Write-off of discontinued operations receivables	—	—	0.03	—

Normalized funds from operations	$0.30	$0.30	$0.98	$0.83

Share-based compensation	0.02	0.02	0.08	0.06
Deferred financing costs amortization	0.01	0.01	0.03	0.03
Straight-line rent revenue	(0.01)	(0.06)	(0.08)	(0.14)

Adjusted funds from operations	$0.32	$0.27	$1.01	$0.78

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to generally accepted accounting principles) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to generally accepted accounting principles) as an indicator of our liquidity.